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                                  EXHIBIT 03.1


For Immediate Release

Press Contacts:        Charles T. Jensen                    David A. Kaminer
---------------        NeoMedia Technologies, Inc.          The Kaminer Group
                       +(239) 337-3434                      +(914) 684-1934
                       cjensen@neom.com                     dkaminer@kamgrp.com
                       ----------------                     -------------------

      NEOMEDIA TECHNOLOGIES, INC., TERMINATES PLANS TO ACQUIRE LOCH ENERGY

FT. MYERS, FL, Oct. 3, 2003 - NeoMedia Technologies, Inc., (OTC BB: NEOM), today terminated its Letter of Intent to acquire Loch Energy, Inc., of Houston, Texas.

     Charles T. Jensen, NeoMedia's president, COO and acting CEO, said that due diligence results determined that it was not in NeoMedia's best interests to complete the merger as outlined in a non-binding LOI (March 7, 2003).

     "NeoMedia has discontinued all activities between the companies," he said.

ABOUT NEOMEDIA TECHNOLOGIES
---------------------------
NeoMedia Technologies, Inc. (www.neom.com), is an innovator and international leader in print-to-Internet and other technologies which make information faster and easier to access, with expertise in homeland security and e-authentication applications. NeoMedia markets services linking physical information and objects to the Internet as PaperClick(TM), PaperClick For Cell Phones(TM) and PaperClick for Nokia Camera Phones(TM) , and its Systems Integration Group specializes in providing expert-based IT consulting, hardware , and software solutions. NeoMedia has announced plans to acquire and merge with Secure Source Technologies, Inc., of Silver Spring, Maryland, a provider of security solutions and a pioneer in covert security technology for the manufacturing and financial services industries.

This press release  contains  forward-looking  statements  within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

PaperClick, PaperClick For Cell Phones and PaperClick for Nokia Camera Phones are trademarks of NeoMedia Technologies, Inc..

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